UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 17, 2013

STANDARD DRILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

424 Clay Street, Lower Level

San Francisco, California 94111

(Address of principal executive offices)  (zip code)

(650) 380-8280

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

ITEM 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 7, 2013, Standard Drilling Inc. (“The Borrower) entered into a Revolving Line of Credit Agreement (the “Agreement) with Charles Odom, individual (“The Lender”).  The Lender desires to make available to the Borrower, a revolving credit facility in an amount of up to Seven Hundred and Fifty Thousand dollars ($750,000) (the "Line of Credit"), which pursuant to the Line of Credit each Advance will be evidenced by a promissory note and a security agreement.

Pursuant to the Agreement, the Lender shall make loans to the Borrower from time to time commencing on the date of the Agreement and shall continue for a period of twenty four (24) months thereafter ending June 7, 2015.

All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made (the “Issue Date”) until paid in full at a rate of fifteen percent (15%) per annum (the “Interest Rate”).

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1 Revolving Line of Credit Agreement, dated June 7, 2013 by and between Charles Odom, and individual (the “Lender”), and Standard Drilling, Inc., a corporation (the “Borrower”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2013	Standard Drilling, Inc.
a Nevada corporation
/s/ Adriaan Reinders

By: Adriaan Reinders
Its: President